Exhibit 99.1

For Release:

Wednesday, January 24, 2007

4:30 p.m. Eastern

Barry Allen Joins HouseValues as CFO and EVP of Operations;

Company Intensifies Focus on Real Estate Customers

Kirkland, Washington – January 24, 2007 – HouseValues Inc. today announced actions to further intensify its focus on real estate agent customers and strengthen its leadership team, including the addition of Barry Allen as Chief Financial Officer and Executive Vice President of Operations.

“I am very pleased to announce this strategic addition to the HouseValues leadership team,” said Ian Morris, chief executive officer of HouseValues Inc. “Barry brings a strong financial background, real estate industry experience, and a track record of driving operational success and creating value for shareholders.”

Allen was CFO for Move.com, Cendant Corporation’s online real estate business, from 1999 to 2001, where he was focused on building the Move.com business, scaling its operations, and unlocking shareholder value. Under Allen’s tenure, the organization grew revenues from $12 million to in excess of $100 million in less than two years. Additionally Allen brings more than 20 years of executive experience including serving as President, COO and CFO at Marketwave Corporation and as CFO of Oki/Cascade Design. Allen began his career with Coopers & Lybrand.

Jacqueline L. Davidson, who served as interim Chief Financial Officer since the search process was announced this summer, continues as Vice President of Finance on Allen’s team. Separately, the company announced the elimination of the Chief Operating Officer role formerly held by Clayton Lewis, who has left the company to pursue other interests. The responsibilities of his position have been assumed by Morris and Allen.

HouseValues also announced the hiring of Peter Quinn as Vice President of Customer Operations, and the appointment of Scott Smith as Vice President of Customer Advocacy. Quinn brings prior experience as a customer operations and marketing executive at McCaw Cellular and AT&T Wireless, and will focus on providing world-class service to the company’s real estate agent customers. Smith, who has played a key role in building the company’s service operations over the past four years, will focus on assuring that every aspect of the company’s products and operations are continually honed to deliver even greater levels of success for real estate agents.

Additionally, HouseValues announced that it is exiting the mortgage lead generation business and is scaling back or eliminating initiatives that are not critical to its real estate agent customers. These reductions only affect the company’s Kirkland headquarters and are expected to result in an overall reduction of the company’s workforce by about 12 percent or 60 employees. HouseValues will work with strategic and advertising partners to monetize organic mortgage demand on its web sites and will continue to facilitate cooperation between real estate agents and their mortgage partners. The company expects to record an impairment charge for mortgage-related assets no longer used in the business.

“Today’s actions intensify HouseValues’ focus on the success of our real estate agent customers,” Morris said. “Our goal is to extend HouseValues’ position as the leading partner to the nation’s most successful real estate agents,” he added.

Independent research suggests HouseValues’ target market is attractive. During the next four years, Borrell Associates expects real estate spending on online media will surpass $3 billion. In 2010, Borrell expects online real estate spending to be greater than any other media, including newspapers, television, direct mail and other print media.

Forward-Looking Statements

This release contains forward looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to grow its HomePages and lead generation businesses, to respond to competitive threats, to manage lead generation and other costs, and to expand into new lines of business. Please refer to the company’s recent filings with the Securities and Exchange Commission on Forms 10-Q and 10-K for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

About HouseValues Inc.

Founded in 1999, HouseValues Inc. (NASDAQ: SOLD) is a leader in providing comprehensive and proven marketing and business solutions to the nation’s most successful real estate agents. The company operates a network of real estate Web sites, which combined with award-winning customer CRM tools, personalized training and coaching, and robust networking and community products, provides real estate agents with everything they need to profitably grow their business. Learn more at www.housevaluesinc.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

HouseValues Inc.

425.952.5801

markl@housevalues.com

Press Contact:

Hugh Siler

Siler & Company for HouseValues Inc.

949.646.6966

hugh@silerpr.com

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SOLD: FINANCIAL